[MORTON'S LOGO]
From:    Matthew J. Doherty
         Public Relations
         541 Sixth Street, Suite D
         Oakmont, PA  15139
         (412) 828-7319

For:     MORTON'S RESTAURANT GROUP, INC.              FOR IMMEDIATE RELEASE
                                                      ---------------------
         325 North LaSalle Street
         Chicago, IL  60610
         (312) 923-0030
         www.mortons.com
                                                          January 9, 2008

Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         MORTON'S RESTAURANT GROUP, INC.
         -----------------------------------------------------------------
         (312) 923-0030

MORTON'S RESTAURANT GROUP, INC. UPDATES FOURTH QUARTER AND FISCAL 2007 FINANCIAL
                                    GUIDANCE

CHICAGO, January 9, 2008 - Morton's Restaurant Group, Inc. (NYSE: MRT) today updated its financial guidance for the fourth quarter and fiscal 2007. The Company anticipates record revenues of approximately $100.4 million for the fourth quarter ended December 30, 2007, compared with its previous guidance of $101 million to $104 million. In fiscal 2006, the Company reported fourth quarter revenues of $90.9 million. The Company anticipates a decline of approximately 0.7% (Morton's -0.4%, Bertolini's -10.1%) in comparable restaurant revenues for the fourth quarter, compared with previous guidance of a 2% to 3% increase. For the fourth quarter of fiscal 2006, the Company reported comparable restaurant revenues of 6.4% (Morton's + 6.7%, Bertolini's -2.4%). Due to the timing of the fiscal 2007 year end, fourth quarter results for fiscal 2007 (ended December 30, 2007) do not include revenues from New Year's Eve, which were included in the fourth quarter of fiscal 2006 (ended December 31, 2006). Excluding the last day of both fiscal quarters, comparable restaurant revenues would have increased 1.0% (Morton's +1.3%, Bertolini's -9.7%) for the fiscal 2007 fourth quarter.

Morton's revenues have been pressured by the challenging and uncertain macroeconomic environment in the United States, and industry headwinds, which resulted in weaker guest traffic throughout the industry. As the Company previously announced, 2007 revenues and costs were also affected by delays in opening several new restaurants, due to construction and permitting delays. Negative comparable restaurant revenues adversely impacted earnings due to the deleveraging on the fixed cost base. As a result of these factors, the Company expects to report net income per diluted share for the fourth quarter of $0.36 to $0.39, which is below its earlier guidance of $0.46 to $0.48, and above the fourth quarter of fiscal 2006 reported net income of $0.33 per diluted share.

FISCAL YEAR 2007 GUIDANCE

Based on its revised fourth quarter expectations, the Company anticipates fiscal 2007 revenues of approximately $353.8 million, an increase of 9.9% from revenues of $322.0 million in fiscal year 2006. The Company's previous guidance was revenues of $354 million to $357 million for fiscal 2007. The Company also anticipates comparable restaurant revenue growth of approximately 2.4% (Morton's +2.6%, Bertolini's -5.7%) for fiscal year 2007. The Company's previous comparable restaurant revenue growth guidance was 2.5% to 3.5%. The Company expects to report net income per diluted share for fiscal 2007 of $0.75 to $0.78, which is below its earlier guidance of $0.85 to $0.87. Fiscal 2007 does not include revenue from New Year's Eve, which was included in fiscal 2006. The guidance contemplates that the Company's 2007 effective income tax rate will approximate 28%.

"Despite the slowing U.S. economy, Morton's expects to report record revenues for the fourth quarter and for fiscal 2007," said Thomas J. Baldwin, chairman and chief executive officer of Morton's Restaurant Group. "With our growth strategy of opening new restaurants in select domestic and international markets and our emphasis on high-quality food and service, we believe Morton's is well positioned as the U.S. economy rebounds. In light of current weaker economic conditions, our Company is enhancing efforts to stimulate guest traffic and continuing to manage costs as effectively as possible."

RESTAURANT DEVELOPMENT

During 2007, the Company opened Morton's steakhouses in San Jose, CA (February); Macau, China (August); Annapolis, MD (October); Boston (Seaport District), MA (November); and Woodland Hills, CA (December); and relocated its Morton's steakhouse in Cincinnati, OH (August). The Company has entered into leases to open new Morton's steakhouses in Brooklyn, NY; Coral Gables, FL; Ft. Lauderdale, FL; Leawood/Overland Park, KS; and Naperville, IL.

During 2007, the Company completed the introduction of Bar 12-21 in its Morton's steakhouses in Atlanta (Buckhead), GA; Boca Raton, FL; Charlotte, NC; Georgetown, DC; Nashville, TN; Orlando, FL; Pittsburgh, PA; and Toronto, Canada.

From mid September 2006 through early February 2007, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. The Company's new Italian restaurant, Trevi, opened at that location on February 2, 2007.

The Company has experienced delays in opening several restaurants in fiscal 2007 primarily due to delays in obtaining permits and in construction, resulting in lower revenues and higher pre-opening costs than initially planned.

ABOUT MORTON'S

Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of January 9, 2008, the Company owned and operated 78 Morton's steakhouses located in 66 cities in 28 states, Puerto Rico and five international locations (Hong Kong, Macau, Singapore, Toronto and Vancouver), as well as four Italian restaurants. Please visit our Morton's Web site at www.mortons.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events. Without limiting the foregoing, the words "believes," "thinks," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, risks of the restaurant industry, including a highly competitive environment and industry with many well-established competitors with greater financial and other resources than the Company, the impact of changes in consumer tastes, local, regional and national economic and market conditions, restaurant profitability levels, expansion plans, timely construction and opening of new restaurants, demographic trends, traffic patterns, employee availability, benefits and cost increases, product safety and availability, government regulation, the Company's ability to maintain adequate financing facilities and other risks detailed from time to time in the Company's most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could harm the Company's results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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